Exhibit T3A-46

MINNESOTA SECRETARY OF STATE
ARTICLES OF ORGANIZATION FOR
A LIMITED LIABILITY COMPANY
MINNESOTA STATUTES CHAPTER 322B

Filing Fee: $160.00

READ THE INSTRUCTIONS BEFORE COMPLETING THIS FORM

1. Name of Company: Grand Casinos of Biloxi, LLC
(The Company name must include the words Limited Liability Company or the abbreviation LLC)

2. Registered Office Address: (P.O. Box is Unacceptable)

380 Jackson Street, Suite 700, St. Paul MN 55101
Complete Street Address or Rural Route and Rural Route Box Number City Zip Code

3. Name of Registered Agent (optional): Corporation Service Company

4. Business Mailing Address: (if different from registered office address)

One Harrah's Court, Las Vegas NV 89119
Address City State Zip Code

5. Desired Duration of LLC: (in years) Perpetual (If you do not complete this item, a perpetual duration is assumed by law.)

6. Does this LLC own, lease or have any interest in agricultural land or land capable of being farmed?
(Check One) Yes ____ No X

7. Name and Address of Organizer(s):

Name (print)	Complete Address Street City State Zip	Signature
Dennis Gallagher	One Harrah's Court Las Vegas, NV 89119	Dennis Gallagher

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
DEC 31 2007
Mark Ritchie
Secretary of State

8. List a name, daytime phone number, and e-mail address of a person who can be contacted about this form.

Angela P. Winter (702) 407-6269
Contact Name Phone Number

awinter@harrahs.com
E-Mail Address

State of Minnesota

SECRETARY OF STATE

Certificate of Organization

I, Mark Ritchie, Secretary of State of Minnesota, do certify that: Articles of Organization, duly signed, have been filed on this date in the Office of the Secretary of State, for the organization of the following limited liability company, under and in accordance with the provisions of the chapter of Minnesota Statutes listed below.

This limited liability company is now legally organized under the laws of Minnesota.

Name: Grand Casinos of Biloxi, LLC

Charter Number: 2652696-2

Chapter Formed Under: 322B

This certificate has been issued on 12/31/2007.

Mark Ritchie

Secretary of State.

ARTICLES OF CONVERSION

(Pursuant to Minnesota Statutes Chapter 302A)

In accordance with Minnesota Statutes Chapter 302A and in order to effectuate the conversion of Grand Casinos of Mississippi, Inc.-Biloxi, a Minnesota corporation, to a limited liability company, the undersigned hereby certifies as follows:

1.	The name of the converting entity immediately prior to the filing of these Articles of Conversion is Grand Casinos of Mississippi, Inc.-Biloxi, a Minnesota corporation (“Converting Entity”).

2.	The name of the converted entity shall be Grand Casinos of Biloxi, LLC, a Minnesota limited liability company (“Converted Entity”).

3.	The Plan of Conversion has been approved by the Converting Entity in compliance with Section 302A.685 of the Minnesota Statutes.

4.	The Plan of Conversion is attached to these Articles of Conversion as Exhibit A.

5.	The Articles of Organization of the Converted Entity is attached to these Articles of Conversion and the Plan of Conversion as Exhibit B.

6.	The effective date of the conversion shall be December 31, 2007.

The effective time of the conversion on December 31, 2007 shall be 11:59 p.m. Central Standard Time.

IN WITNESS WHEREOF, these Articles of Conversion are executed by the Converting Entity as of December 27, 2007.

GRAND CASINOS OF MISSISSIPPI, INC.-BILOXI

By:	/s/ Charles L. Atwood
Charles L. Atwood, Senior Vice President and Treasurer

EXHIBIT A

PLAN OF CONVERSION OF GRAND CASINOS OF MISSISSIPPI, INC.-BILOXI

Plan of Conversion adopted for Grand Casinos of Mississippi, Inc.-Biloxi a business corporation organized under the laws of the State of Minnesota on June 12,1992:

1. The name and address of the converting entity is Grand Casinos of Mississippi, Inc.-Biloxi, One Caesars Palace Drive, Las Vegas, Nevada 89109, and it is governed by the laws of the State of Minnesota.

2. The name and address of the proposed converted entity will be Grand Casinos of Biloxi, LLC, One Caesars Palace Drive, Las Vegas, Nevada 89109, and it will be governed by the laws of the State of Minnesota.

3. Grand Casinos of Mississippi, Inc.-Biloxi shall, pursuant to the provisions of the laws of the State of Minnesota, be converted to a single-member limited liability company, to wit, Grand Casinos of Biloxi, LLC, which shall be the converted entity and which shall continue to exist as said converted entity under the name “Grand Casinos of Biloxi, LLC” pursuant to the provisions of the Minnesota Limited Liability Company Act. The separate existence of Grand Casinos of Mississippi, Inc.-Biloxi, which is sometimes referred to as the “converting entity”, shall cease upon the effective date of the conversion pursuant to the provisions of the Minnesota Business Corporation Act.

4. The Articles of Organization of the converted entity when the conversion becomes effective, the form of which is attached hereto, shall be the Articles of Organization of said converted entity and said Articles of Organization shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Minnesota Limited Liability Company Act.

5. Grand Casinos, Inc. currently is and will be the sole stockholder of the converting entity through the effective date of the conversion. Grand Casinos, Inc. shall be the sole member of the converted entity on the effective date of the conversion.

6. At the effective time of the conversion and without any action on the part of the converting entity or the converted entity, each authorized share of capital stock of the converting entity, $0.01 par value per share, then issued and outstanding, shall be cancelled and retired and cease to exist and no consideration shall be delivered in exchange therefore.

7. The officers of the converting entity are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Conversion or of the conversion herein provided.

A-1

8. The conversion of the converting entity to a single-member limited liability company is intended to qualify under Section 332 of the Internal Revenue Code as a plan for the complete liquidation of Grand Casinos of Mississippi, Inc.-Biloxi.

The effective date of the Plan of Conversion, and the time when the conversion therein agreed upon shall become effective shall be 11:59 p.m. Central Standard Time, December 31, 2007.

A-2

State of Minnesota

SECRETARY OF STATE

Certificate of Conversion

I, Mark Ritchie, Secretary of State of Minnesota, certify that the documentation required to effectuate a conversion by the entity listed below, from the law designated by the chapter listed below, has been filed in this office on the date listed and has been approved pursuant to the procedures required in the chapter indicated.

Conversion Filed Pursuant to Minnesota Statutes, Chapter: 302A

State of Formation and Name of Converting Entity:
MN: Grand Casinos of Mississippi, Inc. - Biloxi

After Conversion, Entity is Governed by Minnesota Statutes, Chapter: 322B

State of Formation and Name of Entity after the Effective Date of Conversion:
MN: Grand Casinos of Biloxi, LLC

Effective Date of Conversion: 12/31/2007 11:59 p.m. CST.

This certificate has been issued on 12/31/2007.

Mark Ritchie

Secretary of State.